EXHIBIT 11.1

                    COMPUTATION OF EARNINGS PER COMMON SHARE



                                                      For the period ending
                                                       September 30, 1997
                                                 -------------------------------
                                                  Three months     Nine months
                                                 ---------------  --------------
PRIMARY EARNINGS PER SHARE

Net earnings                                       $  6,723,723     $18,492,421
                                                 ===============  ==============
Weighted average number of common shares
   outstanding                                       24,867,476      24,825,657
                                                 ---------------  --------------
Net effect of dilutive stock options based on
   the treasury stock method of using average
   market price                                         416,077         329,868
                                                 ---------------  --------------
Weighted average number of common and common
   equivalent shares outstanding                     25,283,553      25,155,525
                                                 ===============  ==============
PRIMARY EARNINGS PER COMMON AND COMMON
   EQUIVALENT SHARE                                $       0.27     $      0.74
                                                 ===============  ==============
FULLY DILUTED EARNINGS PER SHARE

Net earnings                                       $  6,723,723     $18,492,421
                                                 ===============  ==============
Weighted average number of common shares
   outstanding                                       24,867,476      24,825,657
                                                 ---------------  --------------
Net effect of dilutive stock options based on
   the treasury stock method using the greater
   of the average or ending market price                474,068         386,796
                                                 ---------------  --------------
Weighted average number of common and common
   equivalents shares outstanding                    25,341,544      25,212,452
                                                 ===============  ==============
EARNINGS PER COMMON AND COMMON EQUIVALENT
   SHARE ASSUMING FULL DILUTION                    $       0.27     $      0.73
                                                 ===============  ==============